(d)(21)(viii)

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

ING MUTUAL FUNDS

OPERATING EXPENSE LIMITS

Name of Fund[1]	Maximum Operating Expense Limit (as a percentage of average net assets)
	Class
	A	B	C	I	O	R	W
ING Diversified International Fund[2] Term Expires March 1, 2010 Term for Class O Shares and Class W Shares Expires March 1, 2011	0.50%	1.25%	1.25%	0.25%	0.50%	0.75%	0.25%

Total Expense Limit including expenses of the underlying investment companies	1.65%	2.40%	2.40%	1.40%	1.65%	1.90%	1.40%

ING Emerging Countries Fund Initial Term Expires March 1, 2006	2.25%	2.90%	2.90%	1.75%	N/A	N/A	1.90%

[1]	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.
[2]	The operating expense limits apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.
[3]

Class W Shares of ING Global Bond Fund and ING International Value Choice Fund effective June 1, 2009. The Initial Term for Class W Shares of ING Global Bond Fund and ING International Value Choice Fund expires March 1, 2011 and March 1, 2010, respectively.

[4]	Initial Term for Class A and Class I Shares of ING Russia Fund expires March 1, 2011.
[5]	Class W Shares of ING International Capital Appreciation Fund effective February 26, 2010. The Initial Term for Class W Shares of ING International Capital Appreciation Fund expires March 1, 2011.

(d)(21)(viii)

Name of Fund[1]	Maximum Operating Expense Limit (as a percentage of average net assets)
	Class
	A	B	C	I	O	R	W
ING Global Bond Fund[3] Initial Term Expires March 1, 2008 Initial Term for Class O Shares Expires March 1, 2010 Initial Term for Class W Shares Expires March 1, 2011	0.90%	1.65%	1.65%	0.61%	0.90%	N/A	0.65%

ING Global Natural Resources Fund Initial Term Expires March 1, 2011	2.00%	N/A	N/A	1.75%	N/A	N/A	1.75%

ING Global Opportunities Fund (formerly, ING Foreign Fund) Initial Term Expires March 1, 2012	1.50%	2.25%	2.25%	1.15%	N/A	N/A	1.25%

ING Global Real Estate Fund Initial Term Expires March 1, 2007	1.75%	2.50%	2.50%	1.50%	1.75%	N/A	1.50%

ING Index Plus International Equity Fund Term Expires March 1, 2011	1.15%	1.90%	1.90%	0.90%	1.15%	N/A	N/A

ING International Capital Appreciation Fund[5] Initial Term Expires March 1, 2011	1.50%	2.25%	2.25%	1.25%	N/A	N/A	1.25%

[1]	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.
[2]	The operating expense limits apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.
[3]

Class W Shares of ING Global Bond Fund and ING International Value Choice Fund effective June 1, 2009. The Initial Term for Class W Shares of ING Global Bond Fund and ING International Value Choice Fund expires March 1, 2011 and March 1, 2010, respectively.

[4]	Initial Term for Class A and Class I Shares of ING Russia Fund expires March 1, 2011.
[5]	Class W Shares of ING International Capital Appreciation Fund effective February 26, 2010. The Initial Term for Class W Shares of ING International Capital Appreciation Fund expires March 1, 2011.

(d)(21)(viii)

Name of Fund[1]	Maximum Operating Expense Limit (as a percentage of average net assets)
	Class
	A	B	C	I	O	R	W
ING International Core Fund Initial Term Expires March 1, 2012	N/A	N/A	N/A	0.95%	N/A	N/A	N/A

ING International Growth Fund Initial Term Expires March 1, 2012	N/A	N/A	N/A	0.99%	N/A	N/A	N/A

ING International SmallCap Multi-Manager Fund Initial Term Expires March 1, 2006 Initial Term for Class O Shares Expires March 1, 2010	1.95%	2.60%	2.60%	1.40%	1.85%	N/A	1.60%

ING International Value Choice Fund[3] Initial Term Expires March 1, 2006 Initial Term for Class W Shares Expires March 1, 2010	1.70%	2.45%	2.45%	1.45%	N/A	N/A	1.45%

ING Russia Fund[4] Initial Term Expires March 1, 2006 Initial Term for Class A and Class I Shares Expires March 1, 2011	2.75%	N/A	N/A	2.50%	N/A	N/A	N/A

/s/ HE
HE

Date Last Amended: February 1, 2011

[1]	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.
[2]	The operating expense limits apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.
[3]

Class W Shares of ING Global Bond Fund and ING International Value Choice Fund effective June 1, 2009. The Initial Term for Class W Shares of ING Global Bond Fund and ING International Value Choice Fund expires March 1, 2011 and March 1, 2010, respectively.

[4]	Initial Term for Class A and Class I Shares of ING Russia Fund expires March 1, 2011.
[5]	Class W Shares of ING International Capital Appreciation Fund effective February 26, 2010. The Initial Term for Class W Shares of ING International Capital Appreciation Fund expires March 1, 2011.

3